UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2012

CUBIC ENERGY, INC.

(Exact name of registrant as specified in its charter)

Texas	001-34144	87-0352095
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9870 Plano Road Dallas, Texas	75238
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 686-0369

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                   Entry into a Material Definitive Agreement.

Effective as of October 2, 2012, Cubic Energy, Inc. (the “Company”) entered into a Settlement Agreement and Mutual Release (the “Agreement”) with Tauren Exploration, Inc. (“Tauren”), EXCO Operating Company, LP (“EXCO”) and BG US Production Company, LLC (“BG”).  The Agreement provides that EXCO and BG shall (a) apply the Company’s prepaid drilling credits as provided in the Agreement and place the Company in consent status on specified wells and (b) pay to the Company the total amount of $12,179,853.40 in cash.  Pursuant to the Fourth Amendment to Credit Agreement between the Company and Wells Fargo Energy Capital, Inc., $9,134,890.05 of such total amount shall be paid to Wells Fargo in order to reduce the borrowings under the Company’s revolving credit facility with Wells Fargo.  The Agreement also provides for mutual releases among the parties.

Tauren is wholly owned by Calvin A. Wallen, III, the Company’s President and Chief Executive Officer.  Tauren was named as a co-petitioner along with the Company in the dispute with EXCO and BG.

The foregoing summary of the Agreement is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated by reference into this Item 1.01.

Item 9.01                   Financial Statements and Exhibits.

(d)                                 Exhibits.

10.1                                                Settlement Agreement and Mutual Release effective as of October 2, 2012 by and between Cubic Energy, Inc., Tauren Exploration, Inc., EXCO Operating Company, LP and BG US Production Company, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 9, 2012	CUBIC ENERGY, INC.

	By:	/s/Jon S. Ross
Jon Stuart Ross, Secretary